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                                                                    Exhibit 10.1


              SENIOR RESTRICTED STOCK AGREEMENT- SERIES "Senior I"

Awardee: Bradley Jacobs
Grant Date: June 5, 2001
Award Shares: 800,000 shares of  common stock


         This SENIOR RESTRICTED STOCK AGREEMENT (the "Agreement") is made as of the Grant Date by and between UNITED RENTALS, INC., a Delaware corporation having an office at Five Greenwich Office Park, Greenwich, CT 06830 (the "Company"), and AWARDEE.

         In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Shares. The Company hereby grants the Award Shares to Awardee under the Company's 2001 Senior Stock Plan (the "Plan"), subject to the terms and conditions of this Agreement and the Plan.

2.    Vesting.   The Award Shares shall vest on the earliest to occur of
      the following events:

      (a) The 10th anniversary of the Grant Date if the Awardee is then employed by the Company;

      (b) The date of Awardee's death, retirement at or after age 60 or permanent disability while employed by the Company. Awardee shall be deemed to be permanently disabled if for a period of six consecutive months Awardee is unable to perform Awardee's duties for the Company because of illness or physical or mental disability or other incapacity.

      (c) The date of the occurrence of a change of control of the Company while Awardee is employed by the Company. A "change of control" shall be deemed to have occurred if:

            (i) any "person" is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act")) directly or indirectly, of securities of United Rentals, Inc. representing 50% or more of the total voting power represented by then outstanding voting securities of United Rentals, Inc., or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board of Directors. The term "persons" is defined in Section 13(d) of the Act, except that the term "person" shall not include (1) any person or an Affiliate of such person who as of the date of this Agreement owns 10% or more of the total voting power represented by the outstanding voting securities of the Company; and (2) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership in the Company; or

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            (ii)    the stockholders of United Rentals, Inc. approve, or United
                    Rentals, Inc. consummates, a transaction or series of transactions that cause (1) any class of equity securities which is subject to Section 12(g) or 15(d) of the Securities Exchange Act of 1934 to be held of record by less than 300 persons, or (2) any class of equity securities of United Rentals, Inc. which is either listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system of a registered national securities association to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association; or

            (iii) the stockholders of United Rentals, Inc. approve a merger of United Rentals, Inc., or a plan of complete liquidation of United Rentals, Inc., or an agreement for the sale or disposition by United Rentals, Inc. of all or substantially all of its assets, or any other business combination of United Rentals, Inc. with any other corporation, other than any such merger or business combination which would result in the voting securities of United Rentals, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of United Rentals, Inc. or such surviving entity outstanding immediately after such merger or business combination. An "Affiliate" of a person is a person that controls, is controlled by, or is under common control with such person.

      (d) As to any Awardee whose current title is Chairman or Vice Chairman, the date on which the Company terminates Awardee's employment other than for Cause. The term "Cause" means (i) Awardee shall have breached any non-compete provision set forth in his or her employment agreement, the Company shall have advised Awardee of such breach and, within 60 days after Awardee has received such notice, Awardee shall not have taken steps to cure such breach; or (ii) the conviction of Awardee for any felony from which all appeals have been exhausted.

      (e) The date on which the Awardee resigns within 60 days after (1), as to any Awardee whose current title is Chairman or Vice Chairman, if the Company has reduced his duties, authority, title or compensation, or (2) if Awardee is currently a director of the Company, the Company fails to nominate him to continue as a director, or (3) the Company has directed that Awardee relocate his or her personal residence or corporate office or has substantially increased Awardee's travel requirements, or (4) if Awardee is not Bradley Jacobs, there has been a good reason resignation by Bradley Jacobs. A resignation referred to in this Section (e) is referred to in this Agreement as a "good reason resignation."

      (f) The date, if any, on which the Administrator advises Awardee that the Award has been accelerated, but only to the extent set forth in such notice.

3. Forfeiture. Award Shares shall be forfeited if Awardee's employment is terminated before the Award has vested, but only if such termination does not itself vest the Award under the express provisions of Section 2.

4.    Stock Certificates; Transferability.

      (a) The Company shall promptly deliver to Employee a stock certificate for the Award Shares. The certificate shall contain a legend (the "Vesting Legend") as follows:

                  The securities represented by this certificate are subject to a restricted stock agreement between the Company and the registered owner of this certificate (or his predecessor in

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                  interest). Copies of said agreement may be obtained upon
                  written request to the secretary of the Company by the registered owner hereof. These securities may be cancelled and retired by the Company in the circumstances set forth in the Agreement, in which event this Certificate shall be null and void.

      (b) The Company will cause the Vesting Legend to be removed upon request by Awardee given at any time after the Award Shares have vested, but only if the Awardee has satisfied the withholding tax obligations set forth elsewhere in this Agreement.

      (c) Should Awardee forfeit any Award Shares, Awardee shall promptly return the certificate therefor to the Company for cancellation. Without limiting the Company's other rights and remedies for any failure to timely make such return, Awardee shall indemnify the Company and hold the Company harmless from all loss, damage or claim which the Company may incur as a result of such failure. Whether or not such certificate is returned as aforesaid, such certificate shall upon such forfeiture no longer represent shares of common stock and will be cancelled on the records of the Company.

5.    Transferability.

      (a) Awardee represents that Awardee is acquiring the Award Shares for Awardee's own account and not on behalf of others.

      (b) To the extent that the Award Shares have not vested, they are not transferable by the Awardee, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise except
            (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Awardee, to or for the benefit of one or more organizations qualifying under Code sec. 501(c) (3) and 170(c) (2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Awardee, one or more members of the Awardee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Awardee.

      (c) Whether or not the Award Shares have vested, Federal and state securities laws govern and restrict the right to offer, sell or otherwise dispose of any Award Shares unless otherwise covered by a Form S-8 or unless the offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sales or other disposition is exempt from registration thereunder. The Company will within a reasonable time after Awardee's request, file such Form S-8 or other registration statement as shall be reasonably necessary for the public sale of Award Shares that have vested. Awardee will in no event offer, sell or otherwise dispose of any Award Shares in any manner which would violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Stock certificates representing the Award Shares shall bear a legend (the "1933 Act Legend") in substantially the following form, in addition to the Vesting Legend, the Brokerage Legend and any other legends that may be required under federal or state securities laws:

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                  The securities represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel satisfactory to the Company such registration and qualification are not required.

      (d) The Company shall not be required to transfer on its books any of the Award Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat any transferee to whom such shares have been so sold or transferred as a stockholder of the Company.

      (e) Unless a change of control has occurred, Awardee will sell Award Shares only through a brokerage firm which is from time to time designated by the Company. The certificates that represent the Award Shares will bear the following legend (the "Brokerage Legend"):
            Holder may sell these shares only through a brokerage firm which is from time to time designated by the Company.

6. Rights as Stockholder. Except as otherwise provided in Sections 4 and 5, the Awardee shall until forfeiture be entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and to receive dividends and/or other distributions declared on such shares.

7. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Awardee acknowledges its receipt of the Plan and its agreement to be bound by all the terms of the Plan. All definitions stated in the Plan apply to this letter.

8. Not a Contract for Employment. No rights to continued employment with the Company shall be construed as arising under the terms of this Agreement.

9. Withholding Taxes. Awardee shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of the Award Shares no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Awardee, including any Award Shares held by the Company. In the event that payment to the Company of such tax obligations is made in shares of common stock of the Company, such shares shall be valued at their fair market value on the applicable date for such purposes.

10.   Awardee Advised To Obtain Personal Counsel and Tax Representation.
      IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted an Award under the Plan regarding the federal, state or local income tax consequences or employment tax consequences of participating in the Plan. Each person who may be entitled to any benefit under the Plan is responsible for determining their own personal tax consequences of participating in the Plan. Accordingly, you may wish to retain the services of a professional tax advisor in connection with any Awards under the Plan.

11. Gross-up. Under separate agreement with the Company, Awardee is entitled to certain gross-up amounts in respect of payments and benefits which constitute "excess parachute payments" within the meaning of Section

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      280G of the Internal Revenue Code of 1986, as amended (the "Code"). The
      Company confirms that such gross-up payments also apply to payments and benefits in respect of the Award Shares.

12.   Miscellaneous.

      (a) This Agreement may not be changed or terminated except by written agreement signed by the Company and Awardee. It shall be binding on the parties and on their personal representatives and permitted assigns.

      (b) This Agreement sets forth all agreements of the parties. It supersedes and cancels all prior agreements with respect to the subject matter hereof. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

      (c) This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in Connecticut shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

      (d) All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by Federal Express, or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by Federal Express, in each case addressed to Awardee at the last address he or she has filed in writing with the Company, or in the case of the Company, at its principal offices. A copy of each notice to the Company shall be addressed to the Company's CEO and the Company's Corporate Counsel, c/o the Company. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

      (e) Each provision of this Agreement shall be treated as a separate and independent clause, and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason by held to be excessively broad in scope, activity, geography, time-period, subject, or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then exist.

     Dated: As of June 5, 2001


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            UNITED RENTALS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            AWARDEE:


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